Exhibit 10(c)
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               FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP
                        OF BT ORLANDO LIMITED PARTNERSHIP


         THIS AMENDMENT TO AGREEMENT ("Amendment") is made and entered into as of July ___, 1996 by and between BEF, Inc., a Tennessee corporation ("BEFI"), Brennand-Paige Industries, Inc., a Delaware corporation ("Brennand"), BT Partnership, a Tennessee general partnership ("BT") and EST Orlando, Ltd., a Florida limited partnership ("EST").


                                R E C I T A L S :
                                - - - - - - - -

         A. BEFI, Brennand, BT and EST, as of May 20, 1996, entered into that certain Agreement of Limited Partnership of BT Orlando Limited Partnership (the "Original Partnership Agreement").

         B. BEFI, Brennand, BT and EST desire to amend certain provisions of the Original Partnership Agreement to more clearly reflect the intent of the parties with respect to such agreement.

                               A G R E E M E N T :
                               - - - - - - - - -

         NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. The first paragraph of Section 4.3(a) of the Original Partnership Agreement is amended and restated in its entirety as follows:

                  (a) Additional Contributions. Except as provided herein, no Partner shall be required to contribute additional capital to the Partnership. BEFI, BT and EST agree that they will contribute pro rata as required, the cost of all partnership preconstruction/pre-closing expenses associated with the development of the Project, including but not limited to, planning, engineering, environmental testing, insurance, legal, permitting, appraisal, construction loan application, financing and mortgage brokerage fees, marketing and management costs. Brennand shall contribute (as set forth in Section 6.5) the real estate taxes on the Property incurred by Brennand from the date of this Agreement until the Property is transferred to the Partnership. The Partners acknowledge that Brennand, although not obligated to do so, has incurred certain preconstruction/preclosing expenses associated with the development of the Project, pertaining to the waiver of the full "Development of Regional Impact" process. The Partners agree that, to the extent such advances and contributions made pursuant to this first paragraph of Section 4.3(a) are not reimbursed as set forth in
         Section 6.5, such amounts shall constitute Capital Contributions for all purposes under this Agreement. Construction financing is to be obtained to finance both the hard and soft construction costs of the Project. BEFI shall use its best efforts to secure construction financing for the Project, subject to the approval of Brennand.

         2. Section 6.5 of the Original Partnership Agreement is amended and restated in its entirety to read as follows:

                  Section 6.5 Reimbursement of Certain Preconstruction Expenses. The preconstruction expenses incurred by the Partners (from December 12, 1995 forward) and the real estate taxes on the Property incurred by Brennand (from the date of this Agreement forward) until the Property is transferred to the Partnership shall be paid by the Partnership to said Partners proportionate to the respective amounts incurred (to the extent available from the proceeds of any construction loan). Such reimbursement shall occur, to the extent funds are available, upon the issuance of certificates of occupancy for the stores within the Property which had leases in existence at the closing of the construction loan. Reimbursement of these expenses shall take priority over the distributions provided for in Section 6.1(ii) - (iii) and
         Section 6.2(ii) - (v).

                  The Partners acknowledge that their respective attorneys' fees incurred in connection with the preparation of this Agreement shall not be submitted for reimbursement under Section 6.5 of this Partnership Agreement. The Partners acknowledge that Brennand, although not obligated to do so, has incurred (and may incur additional) expenses in connection with the development of the Property, and such expenses may be submitted for reimbursement under this Section 6.5.


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
         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement of Limited Partnership as of the day and year first above written.

                               BEF, INC., a Tennessee
                               corporation, as General Partner


                               By:___________________________


                               BRENNAND-PAIGE INDUSTRIES, INC.,
                               a Delaware corporation, as
                                  General Partner


                               By:___________________________


                               BT PARTNERSHIP, a Tennessee
                               general partnership, as Limited
                                          Partner

                               By:  BE, Inc., Managing Partner


                               By:____________________________


                               EST ORLANDO, LTD., a Florida
                               limited partnership, as Limited
                                          Partner


                               By:____________________________





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